AMENDMENT NO. 22 TO
                    AMENDED AND RESTATED DECLARATION OF TRUST
                       OF NICHOLAS-APPLEGATE MUTUAL FUNDS

     THIS AMENDMENT NO. 22 TO THE AMENDED AND RESTATED DECLARATION OF TRUST OF NIHOLAS-APPLEGATE MUTUAL FUNDS is made as of the 19th day of February, 1999 by the undersigned, constituting a majority of the Trustees of the Trust.

     WHEREAS, the Board of Trustees has authorized the filing of an amendment to the Certificate of Trust of the Trust changing its name to "Pilgrim Mutual Funds" effective as of March 15, 1999; and

     WHEREAS, effective as of such date, the Board of Trustees wishes to revise the names of the following series of the Trust to replace the phrase "Nicholas-Applegate" with the phrase "Pilgrim":

         Nicholas-Applegate Mid Cap Growth Fund
         Nicholas-Applegate Convertible Fund
         Nicholas-Applegate Worldwide Growth Fund
         Nicholas-Applegate Small Cap Growth Fund
         Nicholas-Applegate International Small Cap Growth Fund
         Nicholas-Applegate Emerging Countries Fund
         Nicholas-Applegate High Quality Bond Fund
         Nicholas-Applegate Large Cap Growth Fund
         Nicholas-Applegate International Core Growth Fund; and

     WHEREAS, effective as of such date, the Board of Trustees wishes to change the name of the Nicholas-Applegate Balanced Growth Fund series of the Trust to Pilgrim Balanced Fund", and to change the name of the Nicholas-Applegate High Yield Bond Fund series of the Trust to "Pilgrim High Yield Fund II";

     NOW THEREFORE, the Board of Trustees hereby amends the Amended and Restated Declaration of Trust of the Trust adopted as of December 17, 1992, as heretofore amended (the "Declaration of Trust") as set forth below, effective as of March 15, 1999:

     1. The first sentence of Section 1.1 of the Declaration of Trust is amended to change the name of the Trust to "Pilgrim Mutual Funds".

     2. The second sentence of Section 8.8 of the Declaration of Trust is amended to read in full as follows:
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"Without limiting the authority of the Trustees set forth in this Section 8.8 to establish and designate any further series, the Trustees hereby establish and designate twenty-three series, as follows:

            Pilgrim Mid Cap Growth Fund
            Pilgrim Convertible Fund
            Pilgrim Balanced Fund
            Pilgrim Worldwide Growth Fund
            Pilgrim Small Cap Growth Fund
            Pilgrim International Small Cap Growth Fund
            Nicholas-Applegate Money Market Fund
            Pilgrim Emerging Countries Fund
            Nicholas-Applegate Global Growth & Income Fund
            Nicholas-Applegate Short-Intermediate Fixed Income Fund Pilgrim High Quality Bond Fund
            Nicholas-Applegate Mini-Cap Growth Fund
            Nicholas-Applegate Value Fund
            Nicholas-Applegate High Yield Fund II
            Nicholas-Applegate Strategic Income Fund
            Pilgrim Large Cap Growth Fund
            Pilgrim International Core Growth Fund
            Nicholas-Applegate Global Blue Chip Fund
            Nicholas-Applegate Emerging Markets Bond Fund
            Nicholas-Applegate Pacific Rim Fund
            Nicholas-Applegate Greater China Fund
            Nicholas-Applegate Latin America Fund
            Nicholas-Applegate Global Technology Fund"

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the day and year first above written.


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Arthur B. Laffer                            Fred C. Applegate


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Charles E. Young                            Dann V. Angeloff


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Walter E. Auch                              Theodore J. Coburn


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Darlene DeRemer                             George F. Keane


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Arthur E. Nicholas